                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY
________________________________________________________________________________
________________________________________________________________________________





                               TCA CABLE TV, INC.





                                $100,000,000.00





                      7.26% SENIOR NOTES DUE JUNE 23, 2005





                    ________________________________________

                                 NOTE AGREEMENT

                    ________________________________________




                           Dated as of June 23, 1995





________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                                                                       Page
1.  AUTHORIZATION OF ISSUE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.  PURCHASE AND SALE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.  CONDITIONS AT CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3A.  CERTAIN DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3B.  OPINION OF PURCHASERS' SPECIAL COUNSEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3C.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3D.  PURCHASE PERMITTED BY APPLICABLE LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3E.  PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3F.  PRIVATE PLACEMENT NUMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3G.  SALE OF NOTES TO OTHER PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4A.  REQUIRED PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4B.  OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4C.  NOTICE OF OPTIONAL PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4D.  PARTIAL PAYMENTS PRO RATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4E.  RETIREMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4F.  PUT OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 4F(1).  GRANT OF PUT OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 4F(2).  NOTICES; EXERCISE OF PUT OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5A.  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5B.  INSPECTION OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5C.  COVENANT TO SECURE NOTES EQUALLY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5D.  AGREEMENT ASSUMING LIABILITY ON NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5E.  MAINTENANCE OF INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5F.  FRANCHISES, LICENSES AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5G.  CABLE TV SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5H.  POLLUTION AND OTHER REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6A.  FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6A(1).  OPERATING CASH FLOW RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6A(2).  FIXED CHARGE RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6A(3).  INTEREST EXPENSE RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6B.  SUBORDINATED DEBT LIMITATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9





                                       (i)

         6C.  LIEN, DEBT AND OTHER RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6C(1).  LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 6C(2).  DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6C(3).  LOANS, ADVANCES AND INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6C(4).  SALE OF STOCK AND DEBT OF SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6C(5).  MERGER AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6C(6).  LEASE RENTALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6C(7).  SALE AND LEASE-BACK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6C(8).  SALE OR DISCOUNT OF RECEIVABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6C(9).  TRANSACTIONS WITH STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6C(10).  GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7A.  ACCELERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7B.  RESCISSION OF ACCELERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7C.  NOTICE OF ACCELERATION OR RESCISSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7D.  OTHER REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8A.  ORGANIZATION; QUALIFICATION; CORPORATE AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8B.  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8C.  ACTIONS PENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8D.  OUTSTANDING DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8E.  TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8F.  FRANCHISES AND LICENSES; MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8G.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8H.  CONFLICTING AGREEMENTS AND OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8I.  OFFERING OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8J.  USE OF PROCEEDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8K.  POLLUTION AND OTHER REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8L.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8M.  GOVERNMENTAL CONSENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8N.  ENFORCEABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8O.  DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8P.  INVESTMENT COMPANY ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8Q.  PUBLIC UTILITY HOLDING COMPANY ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

9.  REPRESENTATIONS OF EACH PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9A.  NATURE OF PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9B.  SOURCE OF FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

10.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10A.  YIELD MAINTENANCE TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10B.  OTHER TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10C.  ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





                                                               (ii)

11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11A.  NOTE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11B.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11C.  CONSENT TO AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11D.  FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES . . . . . . . . . . . . . . . . . . . .  30
         11E.  PERSONS DEEMED OWNERS; PARTICIPATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11F.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . .  31
         11G.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11H.  DISCLOSURE TO OTHER PERSONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11I.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11J.  PAYMENTS DUE ON NON-BUSINESS DAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11K.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11L.  DESCRIPTIVE HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11M.  SATISFACTION REQUIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11N.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11O.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11P.  BINDING AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11Q.  SEVERALTY OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11R.  MAXIMUM INTEREST PAYABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Schedules and Exhibits:

Information Schedule
Schedule 6C --      Existing Guaranties
Schedule 8C --      Actions Pending
Schedule 8F --      Material Contracts
Schedule 8H --      Agreements Restricting Debt
Schedule 8O --      Financial Projections

Exhibit A --        Form of Note
Exhibit B --        Form of Opinion of Company's Counsel
Exhibit C --        Form of Notice of Sale





                                    (iii)

                               TCA CABLE TV, INC.
                               3015 SSE Loop 323
                            Tyler, Texas 75713-1489


As of June 23, 1995



To Each of the Purchasers Named in the
Information Schedule attached hereto

                           $100,000,000 Senior Notes

Ladies and Gentlemen:

         The undersigned, TCA Cable TV, Inc. (the "COMPANY"), hereby agrees with the purchasers named in theInformation Schedule attached hereto (the "PURCHASERS") as follows:

         PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

         1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $100,000,000, each to be dated the date of issue thereof, to mature June 23, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.26% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.

         PARAGRAPH 2.  PURCHASE AND SALE OF NOTES

         2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company Notes delivered by the Company in the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Information Schedule at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Thompson & Knight, P.C. at 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Information Schedule against the payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account as set forth in the Information Schedule on the dates of closing (the "CLOSINGS" or the "DATES OF CLOSING"), which shall be June 23, 1995, and June 29, 1995, or any other dates on or before June 30, 1995 (the "CANCELLATION DATE"), upon which the Company and the Purchasers may mutually agree, such payment to be ratable among Purchasers in accordance with any partial funding of such Notes at each Closing.

         PARAGRAPH 3.  CONDITIONS PRECEDENT.

         3. CONDITIONS AT CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Closing Dates of the following conditions:

                 3A. CERTAIN DOCUMENTS. Each Purchaser shall have received the following, each dated the first Date of Closing:

                          (i)  The Notes to be purchased by such Purchaser.

                          (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                          (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                          (iv)  Certified copies of the Certificate of
                 Incorporation and By-laws of the Company.

                          (v) A favorable opinion of Jackson & Walker, special counsel to the Company, satisfactory to the Purchasers and substantially in the form of Exhibit B attached hereto and as to such other matters as the Purchasers may reasonably request.

                          (vi) A good standing certificate for the Company from the Secretary of State of Texas dated as of recent date and such other evidence of the status of the Company as the Purchasers may reasonably request.

                          (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as the Purchasers may reasonably request.

                 3B. OPINION OF PURCHASERS' SPECIAL COUNSEL. Such Purchaser shall have received from Thompson & Knight, P.C., who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as such Purchaser may reasonably request.

                 3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of each Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on each Date of Closing no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated each Date of Closing, to both such effects.

                 3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company of, and the purchase of and payment for the Notes to be purchased by such Purchaser on the Dates of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

                 3E. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser may reasonably request.

                 3F. PRIVATE PLACEMENT NUMBER. The Notes shall have been assigned, or the Company shall have applied for, a private placement number by Standard & Poor's CUSIP Service Bureau.

                 3G. SALE OF NOTES TO OTHER PURCHASERS. The Company shall have sold to the other Purchasers the Notes to be purchased by them at each such Closing and shall have received payment in full therefor.

         PARAGRAPH 4.  PREPAYMENTS.

         4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and also under the circumstances set forth in paragraph 4B.

                 4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $14,285,716 on June 23, in each of the years 1999 to 2004, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not affect its obligation to make any prepayment required by this paragraph 4A. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes. If less than the aggregate principal amount of Notes set forth opposite such Purchaser's name in theInformation Schedule are sold to any Purchaser, the amount of each such prepayment shall be reduced to an amount calculated by multiplying the amount of the prepayment otherwise required by this paragraph 4A by a fraction, the numerator of which shall be the principal amount of Notes sold to such Purchaser and the denominator of which shall be the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Information Schedule.

                 4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part on any required prepayment date (provided that no prepayment shall be in an amount less than $5,000,000 or an integral multiple of $1,000,000 in excess of such amount), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. If the Company and the holder of any Note shall prior to the prepayment date designate in writing a different premium, the premium so designated shall be payable on the prepayment date in lieu of the Yield-Maintenance Amount with respect to such Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

                 4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of any prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and specifying the aggregate principal amount of the Notes to be prepaid on such date and any applicable premium (together with a sample calculation of such premium), identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4A, give telephonic notice to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

                 4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount to be prepaid shall be applied pro rata to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

                 4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity, or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

                 4F.  PUT OPTION.

                          4F(1).  GRANT OF PUT OPTION.  The Company hereby
                 gives and grants to the holder of each Note the option, right and privilege (such option, right and privilege herein collectively referred to as the "PUT OPTION") to require the Company, upon or after the occurrence of a Trigger Event, to purchase from such holder on the terms and conditions hereinafter set forth, and the Company agrees so to purchase from such holder, for an amount equal to the Agreed Consideration, all but not less than all, Notes held by such holder.

                          4F(2).  NOTICES; EXERCISE OF PUT OPTION.  Within 10
                 Business Days after any Responsible Officer of the Company has knowledge of the occurrence of a Change in Control or Trigger Event, the Company shall give the holder of each Note written notice thereof describing such Change in Control or Trigger Event, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to 90 days after the holder of any Note shall receive such notice of a Trigger Event, such holder may exercise its Put Option by delivering to the Company, and the Company shall deliver a copy thereof to each other holder of a Note, at the respective addresses provided pursuant to paragraph 11I (if so provided), and to each Purchaser, at its address specified in the Purchaser Schedule attached hereto, a notice of sale substantially in the form of Exhibit C attached hereto (a "NOTICE OF SALE"); provided, that after the first such Notice of Sale is given as to a particular Trigger Event, the holder of each other Note shall have until the later of (a) the expiration of such 90-day period or (b) 20 days after its receipt of the first such Notice of Sale to exercise its Put Option in the manner specified above; and provided, further, that if the Company receives one or more Notices of Sale from the Majority Holder(s), the Company shall give the holder of each Note prompt written notice (a "PURCHASE NOTICE") thereof, whereupon the holder of each Note shall have until the later of (x) the expiration of such 90-day period or (y) 20-days after its receipt of the Purchase Notice to exercise its Put Option by delivering to the Company a Notice of Sale. If, but only if, the Majority Holder(s) shall deliver a Notice or Notices of Sale pursuant to any provision of the preceding sentence, the Company shall purchase the Notes then held by each holder that has given a Notice of Sale on the date specified in the Purchase Notice (which shall be not less than 30 days nor more than 45 days after the Purchase Notice), and such holder shall sell such Notes to the Company, without recourse, representation, or warranty (other than as to such holder's full right, title and interest to such Notes free of any adverse claim thereto), at a price, payable in immediately available funds by wire transfer to the account specified pursuant to paragraph 11A hereof or to such other account as may be specified in such notice, equal to the Agreed Consideration. The holder of each Note shall have the rights specified in this paragraph 4F with respect to each Trigger Event that shall occur, regardless of any act or omission to act with respect to any previous Trigger Event.

         PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

         5. AFFIRMATIVE COVENANTS. So long as any Note is outstanding and unpaid, the Company covenants as follows:

                 5A. FINANCIAL STATEMENTS. The Company will deliver to each Significant Holder in triplicate

                          (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and, as to the consolidated statements, certified to the Company by independent public accountants of recognized national standing selected by the Company whose certificate shall be in scope and substance reasonably satisfactory to the Required Holder(s);

                          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                          (v)  with reasonable promptness, such other
                 information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such Significant Holder may reasonably request.

         Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6A and, the Officer's Certificate delivered with the financial statements required to be delivered by clause (ii) above shall further set forth, (except to the extent specifically set forth in such financial statements) (i) the aggregate amount of interest accrued on Debt and Capitalized Lease Obligations of the Company and Subsidiaries (if any) during the fiscal period covered by such financial statements, (ii) the aggregate amount of operating lease rental payments (other than rental payments for tower sites and utility poles) made during such fiscal period by the Company and Subsidiaries (if any) which (stated separately) were of the kinds subject to the restrictions of paragraph 6C(6), (iii) the amounts at the end of such fiscal period of Operating Cash Flow (all computed in accordance with the provisions hereof and showing the method of computation), and (iv) the aggregate amounts of depreciation on physical property charged on the books of the Company and Subsidiaries (if any) during such fiscal period. Each such Officer's Certificate shall state that to the best of the subject officer's knowledge, there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         Together with each delivery of financial statements required by clause
         (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of a Note an Officer's Certificate specifying the nature and period of existence thereof, and what action the Company proposes to take with respect thereto. Each holder of a Note is hereby authorized to deliver a copy of any financial statement delivered pursuant to this paragraph 5A to any regulatory body having jurisdiction over such holder.

                 5B. INSPECTION OF PROPERTY. The Company will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the principal officers of the

         Company, all at such reasonable times and as often as such Significant Holder may reasonably request.

                 5C. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

                 5D. AGREEMENT ASSUMING LIABILITY ON NOTES. If at any time any Person should become liable (as co- obligor, endorser, guarantor or surety) on any Debt of the Company or on any Debt of any Subsidiary, the Company will, at the same time, cause such Person to deliver to each holder of any Note an agreement pursuant to which such Person shall become similarly liable on the Notes.

                 5E. MAINTENANCE OF INSURANCE. The Company will, and will cause each Subsidiary to maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and together with each delivery of financial statements under clause (ii) of paragraph 5A, and upon the written request of Required Holder(s), it will deliver an Officer's Certificate specifying the details of such insurance in effect.

                 5F. FRANCHISES, LICENSES AND AGREEMENTS. The Company will maintain, preserve and comply, in all material respects, with the terms of all franchises, licenses and agreements with public and private utilities and governmental agencies or instrumentalities (including the Federal Communications Commission) material to the conduct, operation and maintenance of each Cable TV System it operates.

                 5G. CABLE TV SYSTEM. The Company will use materials and workmanship in the construction and operation of any Cable TV System of sufficient quality to conform with applicable standards and regulations of the FCC and will provide each subscriber with picture and sound in compliance and conformity with standards set by the FCC, except for any failure to so conform or comply which could not directly or indirectly have a material adverse effect on the Company.

                 5H. POLLUTION AND OTHER REGULATIONS. The Company will comply in all material respects, and will cause each of its Subsidiaries to comply in all material respects, with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all jurisdictions in which the Company and its Subsidiaries are doing business.

         PARAGRAPH 6.  NEGATIVE COVENANTS.

         6. NEGATIVE COVENANTS. So long as any Note is outstanding and unpaid or any Purchaser shall have any commitment hereunder, the Company covenants as follows:

         6A.  FINANCIAL COVENANTS.

                 6A(1). OPERATING CASH FLOW RATIO. The Company covenants that it will not permit the aggregate amount of the Debt of the Company and all Subsidiaries to be in excess of 375% of Operating Cash Flow during the 12 month period preceding such calculation. For purposes of this calculation, Operating Cash Flow shall include the pro forma Operating Cash Flow for corporate acquisitions which have been actually completed and shall exclude any Operating Cash Flow from assets which have been sold.

                 6A(2). FIXED CHARGE RATIO. The Company covenants that it will not permit the sum of consolidated net income plus allowances for depreciation, amortization and deferred tax expenses at any time for the twelve month period ending as of such time, to be less than 105% of the sum of (i) all cash dividends, Related Investments and capital expenditures (other than purchases of Cable TV Systems whether directly or through the purchase of stock in a corporation whose assets consist of Cable TV Systems, which corporation immediately after such purchase will be a Subsidiary) for such 12 month period then ended plus (ii) scheduled principal payments due on all Debt during the 12 month period next following the date of such calculation.

                 6A(3). INTEREST EXPENSE RATIO. The Company covenants that it will not. permit Operating Cash Flow for the Company and all Subsidiaries at any time for the twelve month period ending as of such time to be less than 200% of aggregate interest expense for the Company and all Subsidiaries for such twelve month period.

                 6B. SUBORDINATED DEBT LIMITATION. The Company covenants that it will not make any payments of interest or principal on Subordinated Debt in violation of the terms of subordination applicable to such Subordinated Debt, and in any event so long as a Default or an Event of Default exists.

                 6C. LIEN, DEBT AND OTHER RESTRICTIONS. The Company covenants that it will not and will not permit any Subsidiary to:

                 6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph
         5C), except

                          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                          (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                          (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

                          (iv) Liens on property of the Company securing Debt of the Company and all Subsidiaries resulting from Capitalized Lease Obligations, provided that at the time of incurrence, such obligation would not create a violation of any provision of this paragraph 6,

                          (v) other Liens on property of the Company or Subsidiaries securing Debt of the Company and all Subsidiaries not in excess of an aggregate amount of $10,000,000 at any time outstanding, and

                          (vi)  Liens existing on any property of any
                 corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed on property at the time (or within 90 days following the time) of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (a) all of such property is not or shall not thereby become encumbered in any amount in excess of seventy-five percent (75%) of the aggregate cost thereof and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary.

                 6C(2). DEBT. Create, incur, assume or suffer to exist any Debt, except that (i) the Company (but not any Subsidiary) may create, incur, assume or suffer to exist any Debt if such action would not cause a violation of paragraph 6A(1), 6A(2), or 6A(3) and (ii) any Subsidiary may create, incur, assume or suffer to exist any Debt to the Company or to another Subsidiary.

                 6C(3). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or investments in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may

                          (i) make or permit to remain outstanding loans or advances to any Subsidiary,

                          (ii) own, purchase or acquire (1) Cable TV Systems or other assets necessarily related to Cable TV Systems (including for example and not by way of limitation, assets related to programming, syndication, broadcasting, production, licensing, entertainment and microwave and fiber optic and similar transmission and reception), or (2) the stock, obligations or other securities of a corporation or other entity which is engaged in the ownership or operation of Cable TV Systems or businesses necessarily related to Cable TV Systems which corporation or other entity is or will, immediately after such purchase or acquisition, be a Subsidiary.

                          (iii)  acquire and own stock, obligations or
                 securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

                          (iv) own, purchase or acquire (1) certificates of deposit in United States commercial banks having capital resources in excess of $100,000,000, (2) certificates of deposit in United States commercial banks having capital resources of less than $100,000,000 provided that the entire amount of said certificates of deposits is insured by the Federal Deposit Insurance Corporation, (3) prime commercial paper issued by a United States corporation or utility provided such obligation is rated A-1 by Standard & Poors or P-1 by Moody's Investors Services, Inc., in each case due within one year from the date of purchase and payable in the United States in United States dollars, (4) obligations of the United States Government or any agency thereof, and (5) obligations guaranteed by the United States Government, in each case due within one year of the date of purchase,

                          (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business,

                          (vi) make or permit to remain outstanding loans or advances to, or investments in, any other Person, provided that the aggregate principal amount of such loans and advances shall not exceed $1,000,000 at any time outstanding for the Company and all Subsidiaries, and

                          (vii) make Related Investments which would not cause a violation of paragraph 6A(2).

                 6C(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that the assets of such Subsidiary do not constitute a substantial part (i.e., assets which constitute more than 10% of the Consolidated Assets of the Company and its Subsidiaries or which have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended) of the Consolidated Assets of the Company and all Subsidiaries and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4)) or any Debt of the Company.

                 6C(5). MERGER AND SALE OF ASSETS. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part (i.e., assets which constitute more than 10% of the Consolidated Assets of the

         Company and its Subsidiaries or which have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended) of its assets to any Person, except that

                          (i) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries,

                          (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary,

                          (iii)  the Company may merge with any other
                 corporation, provided that (a) the Company shall be the continuing or surviving corporation, and (b) immediately after giving effect to such merger, no Event of Default or Default shall exist, and

                          (iv)  the Company may carry out a plan of
                 reorganization designed solely to change the Company's state of incorporation, provided that (a) such plan has been approved by its shareholders, (b) such action would not create a Default or an Event of Default under this Agreement and (c) the Company furnishes each holder of any Note such documents relating to said reorganization as any such holder or its counsel may require.

                 6C(6). LEASE RENTALS. Enter into or permit to remain in effect, any agreements to rent or lease (as lessee) any real or personal property (other than utility poles and tower sites) for terms (including any option to renew or extend any term which has been exercised) of more than one year providing for annual Operating Lease Rentals to be paid by the Company and all Subsidiaries in excess of an aggregate of $750,000 per annum.

                 6C(7). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary, provided that (i) any property acquired or constructed after the date of this Agreement may be sold or leased back by the Company or any Subsidiary if such sale and lease-back occurs within the 12 month period following the date of acquisition or construction of such property and (ii) such action would not result in a violation of paragraph 6C(6).

                 6C(8). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than face value thereof any of its notes or accounts receivable, except for receivables arising through the use by customers of MasterCard, Visa or American Express charge cards in the ordinary course of business.

                 6C(9). TRANSACTIONS WITH STOCKHOLDERS. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease property (other than shares of stock of the Company) from, or sell, dispose of or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Substantial Stockholder, or (ii) any corporation (except a Subsidiary) in which a Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding stock except that (a) any Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith and (b) such acts and transactions prohibited by this paragraph 6C(9) may be performed or engaged in if upon terms not less favorable to the Company or any Subsidiary than if no relationship described in clauses (i) and (ii) above existed.

                 6C(10). GUARANTEES. Make or permit to remain outstanding guarantees of the obligations of any Person in excess of an aggregate of $100,000 except by endorsement of instruments for deposit or collection in the ordinary course of business and except for existing guarantees described on Schedule 6C attached hereto.

         PARAGRAPH 7.  EVENTS OF DEFAULT.

         7.  EVENTS OF DEFAULT.

                 7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                          (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                          (ii) the Company defaults in the payment of any interest on any Note for more than ten days after the date due; or

                          (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other Debt (other than any guaranty) in excess of $1,000,000 which continues beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity or the Company fails to pay any guaranty in accordance with its terms; or

                          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                          (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraphs 5C, 5D, or 6; or

                          (vi) the Company fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer receives written notice thereof or obtains actual knowledge thereof; or

                          (vii) the Company or any Subsidiary (a) makes an assignment for the benefit of creditors or (b) is generally not paying its debts as such debts become due; or

                          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

                          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) (i.e. assets which constitute more than twenty percent (20%) of the Company and its Subsidiaries or which have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) (i.e. more than twenty percent (20%) of the Consolidated Net Earnings of the Company and its Subsidiaries for any of the three (3) fiscal years then ended) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed more than 20% of the Consolidated Net Earnings for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                          (xiii) one or more final judgments or orders in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or (iii) within 30 days after the expiration of any such stay, such judgment is not discharged; or

         then    (a)              (I)  if such event is an Event of Default
                          specified in clause (i) or (ii) of this paragraph 7A and it pertains to all holders of Notes, then any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company,

                                  (II)  if such event is an Event of Default
                          specified in clause (i) or (ii) of this paragraph 7A and it pertains to less than all holders of Notes, then any holder of any Note which has not received a payment giving rise to such Event of Default (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect to such Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company,provided that the Yield-Maintenance Amount, if any, with respect to each such Note shall be due and payable upon such declaration only if:

                          (A)     such holder shall have given to the
                                  Corporation, at least 5 Business Days before such declaration, written notice stating its intention so to declare the Note to be immediately due and payable and identifying such Event of Default, and

                          (B) such Event of Default shall be continuing at the time of such declaration;

                 (b) if such event is an Event of Default specified in clause (vii)(a), (viii), (ix), (x) or (xi) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and

                 (c) if such event is any Event of Default other than as specified in preceding clause (b), then, whether or not notice has been give pursuant to clause (a), the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company,provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon any declaration pursuant to this paragraph 7A only if (I) the event whose occurrence permits such declaration is an Event of Default specified in any of clauses
                          (i) to (vi), inclusive of this paragraph 7A, (II) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention to declare or join in declaring the Notes held by such Required Holder(s) to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (III) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

                 7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,
         (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                 7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

                 7D. OTHER REMEDIES. If any Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         PARAGRAPH 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

                 8A. ORGANIZATION; QUALIFICATION; CORPORATE AUTHORITY. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas, each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and the Company is and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns a Cable TV System, or in which the failure to be so qualified or in good standing could have a material adverse effect on the Company or such Subsidiary. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

                 8B. FINANCIAL STATEMENTS. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at October 31 in each of the years 1993 and 1994, and consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows of the Company and its Subsidiaries for each such year, all certified by Coopers &

         Lybrand, Certified Public Accountants; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at April 30, 1995 and a consolidated statement of income and statement of changes in financial position for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of changes in financial position fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since October 31, 1994.

                 8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body, except the matters described on Schedule 8C attached hereto. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

                 8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted pursuant to this Agreement. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

                 8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including, but not limited to, the properties and assets reflected in the balance sheet as at October 31, 1994 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). The Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leases necessary in any material respect for the operation of their respective properties and assets, none of which contain any unusual or burdensome provisions which could reasonably be expected to materially affect or impair the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect.

                 8F. FRANCHISES AND LICENSES; MATERIAL CONTRACTS. The Company and each of its Subsidiaries have obtained all franchises, licenses, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary to own and operate the Cable TV Systems and all such franchises, licenses, consents, approvals and authorizations are in full force and effect. Except for the matters described on Schedule 8F attached hereto, the Company and each of its Subsidiaries have outstanding no contractual undertakings or commitments not made in the ordinary course of business except the Operating Agreements.

                 8G. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal, state and other income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or the assessment of further income tax deficiency is closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on October 31, 1991.

                 8H. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, condition or operations (financial or otherwise). Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than as permitted by clause (i) or (ii) of paragraph 6(C)(1)) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject except for breaches, defaults and violations of agreement which have been waived in writing. Neither the offering, issuance or sale of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of or constitute a default under or result in any violation of, or result in the creation of any Lien (other than as permitted by clause (i) or (ii) of paragraph 6(C)(1)) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statue, law, rule or regulation (whether or not considered material) to which the Company or any of its subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8H attached hereto.

                 8I. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the

         Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors in privately-negotiated transactions, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                 8J. USE OF PROCEEDS. The proceeds of sale of the Notes will be used to refinance outstanding indebtedness or to purchase the San Angelo Cable TV System and the Eldorado Cable TV System and to pay related costs and expenses. None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                 8K. POLLUTION AND OTHER REGULATIONS. The Company and each of its Subsidiaries is in substantial compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all jurisdictions in which the Company and each of its Subsidiaries is doing business.

                 8L. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
         Plan). No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase the Notes.

                 8M. GOVERNMENTAL CONSENT. Neither the nature of the Company, or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

                 8N. ENFORCEABILITY. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                 8O. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which is peculiar to the Company or any of its Subsidiaries (as opposed to general economic or industry conditions) which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in Schedule 8O are reasonable based on the assumptions contained therein and the best information available to the Company.

                 8P. INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 8Q. PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         PARAGRAPH 9.  REPRESENTATIONS OF EACH PURCHASER.

         9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

         9A. NATURE OF PURCHASE. Such Purchaser is acquiring the Notes to be purchased by it hereunder for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

         9B. SOURCE OF FUNDS. All of the funds to be used by such Purchaser to purchase the Notes are assets of an insurance company general account and, if any assets in the general account are, or may be, assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, such Purchaser meets the conditions for application of the general exemption in Section I of the Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts (59 Fed. Reg. 43134 (1994)).

         PARAGRAPH 10.  DEFINITIONS.

         10. DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         10A.  YIELD MAINTENANCE TERMS.

                 "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (any partial prepayment being applied in satisfaction of required payment of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                 "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                 "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and
         (b) interpolating linearly between yields reported for various maturities.

                 "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying
         (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                 "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                 "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.
         The Yield-Maintenance Amount shall in no event be less than zero.

         10B.  OTHER TERMS.

                 "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "AGREED CONSIDERATION" shall mean, as of the date of purchase by the Company of the Notes held by the holder of any Note upon the exercise by such holder of its Put Option, the sum of (i) the outstanding aggregate principal amount of Notes held by such holder on such date, plus (ii) all accrued and unpaid interest to such date on such Notes, plus (iii) the Yield-Maintenance Amount as of such date with respect to each such Note.

                 "BANKRUPTCY LAW" shall have the meaning specified in clause
         (viii) of paragraph 7A.

                 "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

                 "CABLE TV SYSTEM" shall mean all related licenses, franchises and permits (other than for television and radio broadcasting) issued under Federal, State or local laws from time to time, or other authority or right, which authorize a person to receive or distribute, or both, by cable, satellite or other technology, audio, data and visual signals within a geographical area for the purpose of providing entertainment or other services, together with all agreements with public utilities and microwave transmission companies, pole attachment, use, access or rental agreements, utility easements and all other property owned or used in connection with the entertainment and services provided pursuant to, and all interest of such person to receive revenues from, or pursuant to, said licenses, franchises and permits.

                 "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                 "CHANGE IN CONTROL" shall mean (a) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) the beneficial ownership of issued and outstanding shares of Voting Stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 35% of the combined voting power of all then issued and outstanding Voting Stock of the Company, or (ii) the power to elect, appoint, or cause the election or appointment of, at least a majority of the members of the Board of Directors of the Company, or (b) the sale of all or substantially all of the assets of the Company; provided, however, that in the case of subparagraph (a), the Current Control Group shall be deemed not to be persons or members of such acquiring group in determining whether such direct or indirect beneficial ownership or power has been acquired by any person or any group.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "CONSOLIDATED ASSETS" shall mean all assets of the Company and its Subsidiaries.

                 "CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues of the Company and its Subsidiaries less all operating and nonoperating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets i.e., assets other than current assets), any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the date of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with generally accepted accounting principles.

                 "CURRENT CONTROL GROUP" shall mean (i) Robert M. Rogers, (ii) his spouse, children and lineal descendants, and (iii) the estate of, or any trust with not less than fifty percent (50%) of the assets of such trust designated for the benefit of, any of the foregoing persons.

                 "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

                 "DEBT" shall mean and include without duplication,

                          (i) any obligation payable more than one year from the date of creation thereof which, under generally accepted accounting principles, is shown on the balance sheet as a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

                          (ii) any obligation payable on demand or within a period of one year from the date of the creation thereof for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money)

                          (iii) indebtedness which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

                          (iv)  guarantees, endorsements (other than
                 endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

                          (v) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

                          (vi) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

                          (vii) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

                          (viii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person,

                          (ix) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee,

                          (x)  Subordinated Debt, and

                          (xi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

         all as determined in accordance with generally accepted accounting principles.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                 "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "FCC" shall mean the Federal Communications Commission or any successor agency providing the same function.

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or any other similar type of preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

                 "MAJORITY HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

                 "MULTIEMPLOYER PLAN" shall mean any plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "NOTES" shall have the meaning specified in paragraph 1.

                 "NOTICE OF SALE" shall have the meaning specified in paragraph 4F(2).

                 "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by a Responsible Officer of the Company.

                 "OPERATING AGREEMENTS" shall mean all of the franchise agreements, pole agreements and any and all other agreements executed by the Company or any Subsidiary in connection with the Company's or any Subsidiary's operation of Cable TV Systems in compliance with the rules and regulations of the FCC.

                 "OPERATING CASH FLOW" shall mean for the period in question, total revenues less operating expenses plus depreciation and amortization expense. Operating expenses include programming, technical, selling, promotion, general and administration expenses but do not include interest or income tax expense.

                 "OPERATING LEASE RENTALS" shall mean rentals payable under leases of any property (other than utility poles and tower sites) which would not be capitalized on the Company's balance sheet as defined in accordance with generally accepted accounting principles.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

                 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                 "PURCHASE NOTICE" shall have the meaning specified in paragraph 4F(2).

                 "PUT OPTION" shall have the meaning specified in paragraph
         4F(2).

                 "RELATED INVESTMENT" shall mean any investment in the stock or other interest in any Person whose principal business is the cable television business or one or more businesses that are necessary thereto, including, for example, and not by way of limitation, the programming, syndication, broadcasting, production, licensing, entertainment and microwave and fiber optic and similar transmission and reception businesses.

                 "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

                 "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

                 "SUBORDINATED DEBT" shall mean Debt of the Company which is expressly and validly subordinated to the Note under conditions and pursuant to terms and provisions approved by Required Holder(s) in writing.

                 "SUBSIDIARY" shall mean any corporation, association, partnership, joint venture, or other business or corporate entity, organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and 80% of the equity ownership of which, except directors' qualifying equity interests, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                 "SUBSTANTIAL STOCKHOLDER" shall mean a Person that directly or indirectly through one or more Subsidiaries owns 5% or more of the outstanding stock of the Company or a Subsidiary of the Company.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                 "TRIGGER EVENT" shall mean that, within 18 months following a Change in Control, either (i) there shall be a Default or Event of Default under this Agreement, (ii) the Debt of the Company and all of its Subsidiaries shall be in excess of 325% of Operating Cash Flow during the 12-month period preceding such calculation (calculated in the same manner as compliance with paragraph 6A(i)), or (iii) the Current Control Group ceases to hold at least 15% of the combined voting power of all of the then issued and outstanding Voting Stock of the Company.

                 "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         PARAGRAPH 11.  MISCELLANEOUS.

         11.  MISCELLANEOUS.

                 11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the day due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the InformationSchedule, such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

                 11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in administering this Agreement and enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                 11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change or affect the principal of, or change or affect the rate or time of payment of interest on or any Yield Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of any Note as consideration for or as an inducement to the entering into by any such holder of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of then outstanding Notes.
         Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                 11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                 11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

                 11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, THIS AGREEMENT AND THE NOTES EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PURCHASERS AND THE COMPANY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.

                 11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                 11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect the investment of any holder in any Note.

                 11I. NOTICES. All written communications provided for hereunder shall be sent by registered mail, return receipt requested, or nationwide overnight delivery service (with charges prepaid) and
         (i) if to any Person listed in theInformation Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any other holder of any Note which is not a Person listed in such Information Schedule, addressed to such other holder at such address as such other holder shall have specified in writing to the Person sending such communication, or, if any such other holder shall not have so specified an address, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication;provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any telephonic communication pursuant to paragraph 4C or any other telephonic or facsimile communication shall be effective to create any rights or obligations under this Agreement only if, as to telephonic communications, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call and, as to telephonic and facsimile communications, such communication is followed by a written communication sent as set forth in the first sentence of this paragraph 11I.

                 11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

                 11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                 11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF TEXAS. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                 11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                 11P. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Purchasers, it shall become a binding agreement between the Company and Purchasers.

                 11Q. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3F, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

                 11R. MAXIMUM INTEREST PAYABLE. The Company, each Purchaser and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any Purchaser or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Purchaser or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such Purchaser or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of Texas and of the United States of America, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                      Very truly yours,

                                      TCA CABLE TV, INC.



                                      By________________________________________
                                        Jimmie F. Taylor
                                        Vice President, Chief Financial Officer
                                        and Treasurer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By______________________________________
     Vice President


PRUCO LIFE INSURANCE COMPANY


By______________________________________
     Vice President


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY
THE FRANKLIN LIFE INSURANCE COMPANY


By______________________________________
     Title:

                              INFORMATION SCHEDULE

TCA CABLE TV, INC.

(1)   Address for Notices:

      TCA Cable TV, Inc.
      3015 SSE Loop 323
      Tyler, Texas  75713-0489

      Attention: President

(2)   Receipt of telephonic or facsimile notices:

      (903) 595-3701
      (903) 595-1929 (facsimile)

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be      Note Denom-
                                                  Purchased        ination(s)
                                                  ---------        ----------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA       $73,065,300      $73,065,300

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      Account No. 050-54-526
      Morgan Guaranty Trust Company of New York
      23 Wall Street
      New York, New York  10015
      (ABA No.:  021-000-238)

      Each such wire transfer shall set forth the name of the Company, a reference to "7.26% Senior Notes due June 23, 2005, Security No. !INV5108!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)   Address for all notices relating to payments:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Four Gateway Center
      100 Mulberry Street
      Newark, New Jersey 07102-4069

      Investment Operations Group (Attention: Manager)

(3)   Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      1201 Elm Street - Suite 4900
      Dallas, Texas  75720

      Attention:  Managing Director

(4)   Recipient of telephonic prepayment notices:

      Manager, Investment Structure and Pricing
      (201) 802-6660
      (201) 624-6432 (facsimile)

(5)   Tax Identification No.:  22-1211670

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be      Note Denom-
                                                  Purchased        ination(s)
                                                  ---------        ----------
PRUCO LIFE INSURANCE COMPANY                      $1,934,700       $1,934,700

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      Account No. 000-55-455
      Morgan Guaranty Trust Company of New York
      23 Wall Street
      New York, New York  10015
      (ABA No.:  021-000-238)

      Each such wire transfer shall set forth the name of the Company, a reference to "7.26% Senior Notes due June 23, 2005, Security No. !INV5108!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)   Address for all notices relating to payments:

      Pruco Life Insurance Company
      c/o Prudential Capital Group
      Four Gateway Center
      100 Mulberry Street
      Newark, New Jersey 07102-4069

      Investment Operations Group (Attention: Manager)

(3)   Address for all other communications and notices:

      Pruco Life Insurance Company
      c/o Prudential Capital Group
      1201 Elm Street - Suite 4900
      Dallas, Texas  75720

      Attention:  Managing Director

(4)   Recipient of telephonic prepayment notices:

      Manager, Investment Structure and Pricing
      (201) 802-6660
      (201) 624-6432 (facsimile)

(5)   Tax Identification No.:  22-1944557

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be      Note Denom-
                                                  Purchased        ination(s)
                                                  ---------        ----------

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY       $15,000,000      $15,000,000

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 011000028
            State Street Bank and Trust Company
            Boston, MA  02101
            Re:  The Variable Annuity Life Insurance Company
            AC-0125-821-9
            OBI=PPN # and description of payment
            Fund Number PA 54

Payment Notices to:

            The Variable Annuity Life Insurance Company and PA 54
            c/o State Street Bank and Trust Company
            Insurance Services Custody (AH2)
            State Street South
            Ann Hutchinson Offices, 2nd Floor
            108 Myrtle Street
            Two Newport Office Park
            North Quincy, MA  02171
            Facsimile Number: (617) 985-4923

Duplicate payment notices, telephonic notices and all other correspondences to:

            The Variable Annuity Life Insurance Company
            c/o American General Corporation
            Attn:  Investment Research Department, A37-01
            P.O. Box 3247
            Houston, Texas 77253-3247

            Overnight Mail Address:  2929 Allen Parkway
                                     Houston, Texas  77019-2155

            Facsimile Number:  (713) 831-1366

            Tax I.D. Number:  74-1625348

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be      Note Denom-
                                                  Purchased        ination(s)
                                                  ---------        ----------
AMERICAN GENERAL LIFE INSURANCE COMPANY           $5,000,000       $5,000,000

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 011000028
            State Street Bank and Trust Company
            Boston, MA  02101
            Re:  American General Life Insurance Company
            AC-0125-880-5
            OBI=PPN # and description of payment
            Fund Number PA 40

Payment Notices to:

            American General Life Insurance Company and PA 40
            c/o State Street Bank and Trust Company
            Insurance Services Custody (AH2)
            State Street South
            Ann Hutchinson Offices, 2nd Floor
            108 Myrtle Street
            Two Newport Office Park
            North Quincy, MA  02171
            Facsimile Number: (617) 985-4923

Duplicate payment notices, telephonic notices and all other correspondences to:

            American General Life Insurance Company
            c/o American General Corporation
            Attn:  Investment Research Department, A37-01
            P.O. Box 3247
            Houston, Texas 77253-3247

            Overnight Mail Address:  2929 Allen Parkway
                                     Houston, Texas  77019-2155

            Facsimile Number:  (713) 831-1366

            Tax I.D. Number:  25-0598210

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be      Note Denom-
                                                  Purchased        ination(s)
                                                  ---------        ----------

THE FRANKLIN LIFE INSURANCE COMPANY               $5,000,000       $5,000,000

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

            ABA No. 011000028
            State Street Bank and Trust Company
            Boston, MA  02101
            Re:  The Franklin Life Insurance Company
            AC-2492-440-9
            OBI=PPN # and description of payment
            Fund Number PA 37

Payment Notices to:

            The Franklin Life Insurance Company and PA 37
            c/o State Street Bank and Trust Company
            Insurance Services Custody (AH2)
            State Street South
            Ann Hutchinson Offices, 2nd Floor
            108 Myrtle Street
            Two Newport Office Park
            North Quincy, MA  02171
            Facsimile Number: (617) 985-4923

Duplicate payment notices, telephonic notices and all other correspondences to:

            The Franklin Life Insurance Company
            c/o American General Corporation
            Attn:  Investment Research Department, A37-01
            P.O. Box 3247
            Houston, Texas 77253-3247

            Overnight Mail Address:  2929 Allen Parkway
                                     Houston, Texas  77019-2155

            Facsimile Number:  (713) 831-1366

            Tax I.D. Number:  37-028165

Schedules to be attached:

Schedule 6C --      Existing Guaranties
Schedule 8C --      Actions Pending
Schedule 8F --      Material Contracts
Schedule 8H --      Agreements Restricting Debt
Schedule 8O --      Financial Projections

                                                                       EXHIBIT A


                                  FORM OF NOTE

                               TCA CABLE TV, INC.


                      7.26% SENIOR NOTE DUE JUNE 23, 2005



No. _____                                                         June 23, 1995
$________


         FOR VALUE RECEIVED, the undersigned, TCA CABLE TV, INC. (the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to ____________________, or registered assigns, the principal sum of ________________________ DOLLARS ($__________) on June 23,
2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.26% per annum from the date hereof, payable quarterly on the twenty-third day of September, December, March and June in each year, commencing with the September next succeeding the date hereof, until the principal hereof (or any portion thereof) shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount (as defined in the Note Agreement referred to below), and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) the greater of (i) 10% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate, effective as of the effective date of the change of such Prime Rate, calculated from the date such overdue principal was due until paid in full.

         Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes issued pursuant to a Note Agreement dated as of June 23, 1995 (the "Agreement"), among the Company and the original purchasers of the Notes named in the Information Schedule attached thereto and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

         Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 11R of the Agreement shall control over any contrary provision of this Note.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

                                            TCA CABLE TV, INC.


                                            By__________________________________
                                               Jimmie F. Taylor
                                               Vice President, Chief Financial
                                               Officer and Treasurer

                                                                       EXHIBIT B


                      FORM OF OPINION OF JACKSON & WALKER


                        [Letterhead of Jackson & Walker]

                                                                   June 23, 1995

The Prudential Insurance Company of America
Pruco Life Insurance Company
 Three Gateway Center
 100 Mulberry Street
 Newark, New Jersey 07102

American General Life Insurance Company and PA 40
c/o State Street Bank and Trust Company
State Street South
Ann Hutchinson Offices, 2nd Floor
108 Myrtle Street, Two Newport Office Park
North Quincy, Massachusetts  02171

Ladies and Gentlemen:

         We have acted as counsel for TCA Cable TV, Inc. (the "Company") in connection with the Note Agreement, dated as of June 23, 1995, among the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today 7.26% Senior Notes due June 23, 2005 of the Company in the aggregate principal amount of $75,000,000 (the "Notes"). All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3B of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein. In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

         Based on the foregoing and upon such investigation as we have deemed necessary, it is our opinion that:

                 1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted. The Company has the corporate power to enter into the Agreement and perform its obligations under the Agreement and the Notes.

                 2. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

                 4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

                 5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by- laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit C to the Note Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

         A copy of this letter may be delivered by you or any Transferee to any Person to which you or such Transferee sells or offers to sell any Note or a participation in any Note, and such Person may rely upon this letter as if it were addressed and had been delivered to such Person on the date hereof. Subject to the foregoing, this letter may be relied upon by you only in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you or any other Person for any other purpose whatsoever, without our prior written consent.

                                                            Very truly yours,

                                                            JACKSON & WALKER

                                                                       EXHIBIT C


                             FORM OF NOTICE OF SALE

                          [Letterhead of Note Holder]


TCA Cable TV, Inc.
3015 SSE Loop 323
Tyler, Texas 75713-1489

Gentlemen:

                 Reference is made to the Note Agreement, dated as of June 23, 1995 (the "Note Agreement"), among TCA Cable TV, Inc. (the "Company") and The Prudential Insurance Company of America, Pruco Life Insurance Company, The Variable Annuity Life Insurance Company, American General Life Insurance Company and The Franklin Life Insurance Company, that provides, among other things, for the issuance and sale by the Company of its 7.26% Senior Notes due June 23, 1995, in the aggregate principal amount of $100,000,000. In accordance with paragraph 4F of the Note Agreement, the undersigned hereby exercises its Right to Put with respect to all Notes held by it.

                 Please transfer, in immediately available funds, on the date specified in the Change in Control Purchase Notice to be given by you pursuant to paragraph 4F(2) of the Note Agreement, the Agreed Put Consideration with respect to the foregoing exercise of the undersigned's Right to Put.

                 Date: _______________, _____


                                          [NAME OF HOLDER OF NOTES]



                                          By:___________________________________
                                                Name:
                                                Title: